UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2006
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 19, 2006, HCC Insurance Holdings, Inc. entered into a First Amendment to its $200 Million Revolving Loan Facility dated (the “Amendment”) with Wells Fargo Bank (Texas), National Association, Citibank, N.A., Wachovia Bank, National Association, Royal Bank of Scotland, Amegy Bank National Association and The Bank of New York (collectively, the “Lenders”).
     The Amendment increases the amount available for borrowing under the Revolving Loan Facility by $100 million, bringing the total facility to $300 million. Under the terms of the Amendment, HCC can borrow up to $25 million in addition to what is currently borrowed under the facility for working capital purposes until such time as HCC is current in its periodic reports to the SEC, after which time this restriction lapses. However, the full amount of the facility would be available to pay any potential convertible note conversion or put.
Also included in the Amendment are waivers by the Lenders
•	of the requirement for the delivery of our quarterly financial statements for the second quarter of 2006 through January 31, 2007;

•	of the requirement for the delivery of our quarterly financial statements for the third quarter of 2006 through January 31, 2007; and

•	of any “Event of Default” under the revolving credit facility arising solely by reason of
•	a cross default caused by an event of default under the indentures for our convertible debt caused by our failure to deliver our quarterly financial statements for the second and third quarters of 2006; or

•	any acceleration of the indebtedness under such indentures, or the put or conversion of such indebtedness, arising solely by reason of such an event of default under the indentures.
     All other material terms remain unchanged.
     A copy of the Amendment is filed herewith as an exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release dated December 19, 2006 announcing the amendment of its revolving credit facility.

     A copy of the press release filed by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference and is also available at HCC’s website at www.hcc.com.
     The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.

No.	Exhibit

10.1	First Amendment to Loan Agreement entered into as of December 19, 2006 by and among HCC Insurance Holdings, Inc. and Wells Fargo Bank (Texas), National Association, Citibank, N.A., Wachovia Bank, National Association, Royal Bank of Scotland, Amegy Bank National Association and The Bank of New York

99.1	Press Release dated December 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: December 19, 2006	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer

EXHIBITS INDEX

No.	Exhibit

10.1	First Amendment to Loan Agreement entered into as of December 19, 2006 by and among HCC Insurance Holdings, Inc. and Wells Fargo Bank (Texas), National Association, Citibank, N.A., Wachovia Bank, National Association, Royal Bank of Scotland, Amegy Bank National Association and The Bank of New York

99.1	Press Release dated December 19, 2006